SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):
July 2, 2003

Exact Name of
Commission	Registrant	State or other	IRS Employer
File	as specified in	Jurisdiction of	Identification
Number	its charter	Incorporation	Number

1-12609	PG&E Corporation	California	94-3234914

One Market, Spear Tower, Suite 2400
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 267-7000
(Registrant’s telephone number, including area code)

Item 5. Other Events

     On July 2, 2003, PG&E Corporation announced the closing of its private placement of $600 million in aggregate principal amount of its
6 7/8 percent Senior Secured Notes due 2008.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (a) Not applicable.

          (b) Not applicable.

          (c) Exhibits.

Number	Description

99	Press release dated July 2, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

	By:	/s/ CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller
Dated: July 2, 2003

INDEX TO EXHIBITS

Number	Description

99	Press Release dated July 2, 2003